UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
	                         Washington D.C., 20549

	                                Form 8-K

	                             CURRENT REPORT


	                   Pursuant to Section 13 or 15(d) of the
	                      Securities Exchange Act of 1934


	       Date of Report (Date of earliest event reported) October 4, 1995


	                        Commission file number 0-16734


                          	C.E.C. INDUSTRIES CORP.
	            (Exact name of registrant as specified in charter)

		        Nevada							                                      87-0217252
	(State of other jurisdiction of							                   (I.R.S. Employer
	incorporation or organization)		   	                  Identification Number)

	23 Cactus Garden Drive, F-60
	Green Valley (Henderson), Nevada 				                       89014
	(Address of Principal Executive Office) 						            (Zip Code)

                              (702) 436-2500
	           (Registrant's Telephone Number, Including Area Code)

	                               Copies To:
	                       Donald J. Stoecklein, Esq.
	                            Attorney at Law
	                      23 Cactus Garden Drive, F-60
	                        Henderson, Nevada 89014
                             (702)436-2530

C.E.C. INDUSTRIES CORP.  PAGE 2
Item No. 1.   Changes in Control of Registrant.

	     On October 4, 1995, the Board of Directors accepted the resignation of
Ronald J. Robinson as President of the Company and elected Richard Cope as
President ofthe Company, effective immediately.  Prior to Mr. Cope's acceptance as President of the Company, Mr. Cope disclosed to the Board that in 1991 he filed a Petition under the Federal Bankruptcy Laws.

     It was also noted that Richard Matthews was elected Treasurer of the Company, not George Matthews, which was originally reported by the Company on its 8-K filed October 3, 1995 .


Item No. 3   Bankruptcy or Receivership.

	No events to report.


Item No. 4 Changes in Registrant's Certifying Accountant

	No events to report.


Item No. 5. Other Events.

     At the Board of Director's meeting held October 4, 1995, the Board decided that it would distribute most of its shares in its subsidiary, Custom Environmental International to its Shareholders. The decision to spin-off the subsidiary is necessitated by capital needs of the two companies. The spin-off will allow C.E.C. to dedicate all of its financial resources to the development of its real estate projects which dominate the Company's business interests. C.E.I., as an independent public company, will be in a better position to atract investors or merger partners for the financing of the continuation of development and marketing of its carbon reactivation furnaces and technology.


Item No. 6.  Resignation of Registrant's Directors.

     On October 4, 1995, the Company accepted the resignation of Ronald J. Robinson as a Director of the Company.

C.E.C. INDUSTRIES CORP. PAGE 3


Item No. 7.  Financial Statement, Proforma Financial Information and Exhibits.

	No events to report.


	SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.E.C. INDUSTRIES CORP.


By:s/Donald J. Stoecklein                   Dated:  October 13, 1995
   -------------------------------
   Donald J. Stoecklein, Secretary